                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT



     THIS AGREEMENT is made and entered into and is effective as of May 19, 1997 (the "Effective Date"), by and between Frederick M. Dawson (the "Employee"), RISCORP MANAGEMENT SERVICES, INC., a Florida corporation ("RMS"), and RISCORP, Inc., a Florida corporation, for itself and on behalf of its subsidiaries (collectively, with RMS referred to herein as "RISCORP").

                                  WITNESSETH:

     WHEREAS, RISCORP engages in the business of managed care workers compensation insurance and related businesses; and

     WHEREAS, RISCORP desires to employ the Employee and to enter into an agreement embodying the terms of such employment, and the Employee desires be employed on the following terms and conditions; and

     WHEREAS, both parties acknowledge the respective advantages, benefits, and other valuable considerations to be realized by them by virtue of such a relationship;

     THEREFORE, in light of the foregoing and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

     1.   EMPLOYMENT

          (a) As of the Effective Date, the Employee shall serve as Chief Executive Officer of RISCORP, Inc. reporting to the Board of Directors of RISCORP, Inc. The Employee shall have full management and operational authority in consultation with the RISCORP, Inc. Board of Directors.

          (b) The Employee, so long as he is employed hereunder, shall devote his full business time to the services required of him hereunder, except as otherwise agreed, and for paid personal time of thirty (30) days during each 12-month period following the Effective Date.

     2. TERM. The term of the Employee's employment under this Agreement shall commence on the Effective Date and shall terminate on May 31, 1999, unless terminated sooner as hereinafter provided (the "Term of this Agreement").

     3.   COMPENSATION.


          (a) Base Salary. Except as otherwise provided in Section 7 hereof, RISCORP shall pay the Employee as annual base salary from the Effective Date through May 31, 1998, in equal semi-monthly installments, at an annual rate of $450,000. During the period June 1, 1998 through May 31, 1999, the annual base salary rate shall be adjusted to $600,000.

          (b) Signing Bonus. Upon execution of this Agreement, RISCORP shall pay the Employee $150,000 as a signing bonus, less applicable withholding taxes.

          (c) Options. Upon execution of this Agreement the Employee shall be granted options to acquire shares of RISCORP, Inc. Class A Common Stock in the following amounts and exercise prices:


                                  Number of Shares               Exercise Price
                                  ----------------               --------------
Tranche A                         1,447,615                      $ 2.75
Tranche B                           542,855                      $ 5.00
Tranche C                           361,904                      $ 7.50
Tranche D                           180,952                      $10.00

The stock options will be evidenced by an agreement in substantially the form of Exhibit A attached hereto. The foregoing stock options are subject to shareholder approval. RISCORP represents and warrants that Griffin, as of the Effective Date, is the owner (with the power to vote) of 86.9% of the outstanding shares entitled to vote with respect to the grant of said options, that as of the Effective Date, Griffin has approved the grant of said options by executing a written consent with respect thereto, and that RISCORP, forthwith upon the execution and delivery of this Agreement will take all steps necessary to effectuate such consent under Florida law, including, without limitation, the finish of any requisite notice to other shareholders.

          (d) Deferred Cash Payment. Subject to this paragraph 3(d), RISCORP shall pay the Employee a cash payment of $750,000 (the "Deferred Payment"). One half of the Deferred Payment ($375,000) shall be paid to Employee on December 31, 1997 so long as the Employee is employed by RISCORP on such date and the remainder of the Deferred Payment shall be paid to the Employee on May 31, 1999 so long as the Employee is employed by RISCORP on such date. Notwithstanding the foregoing, in the event (i) there is a Change of Control (as defined in Section 7 hereof), (ii) the Employee's employment is terminated without Cause (as defined in Section 7 hereof), (iii) the Employee voluntarily terminates his employment for Good Reason (as defined in Section 7 hereof), or
(iv) the Employee should die or become disabled, then any amount of the Deferred Payment which has not been paid to the Employee shall become immediately due and payable within five (5) days of any of the foregoing events. The Employee agrees to cooperate with RISCORP in connection with RISCORP's purchase of Key Man Life Insurance on the Employee.

     4. BENEFITS. During the Term of this Agreement the Employee shall be entitled to participate in or receive benefits under any employee benefit plan (other than any bonus plan that may not be available to RISCORP employees generally), arrangement or perquisite made available by RISCORP now or in the future to its similarly situated executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites, but subject to the understanding that the Employee's benefits shall be no less than those afforded to any other executive, director or employee of RISCORP. During the term of this Agreement, RISCORP shall provide the Employee with furnished living accommodations in the Sarasota, Florida area and an automobile for his use. In addition, RISCORP shall reimburse the Employee for reasonable and necessary business expenses, including travel to and from the Employee's home in Windermere, Florida and the legal and consulting expenses incurred by the Employee in connection with this Agreement.

     5.    DUTIES AND AUTHORITY OF THE EMPLOYEE; NO RELOCATION.

           (a) The Employee is employed by RISCORP in an executive or professional capacity, and shall be subject to the direction and control of the Board of Directors of RISCORP. Subject to such direction and control, the Employee shall provide all of the services generally associated with and inherent in and consistent with any office to which he is appointed by RISCORP. The Employee shall have the authority to make all personnel decisions, including executives, subject to the authority of the Board of Directors.

          (b) The Employee shall perform such other and further services, consistent with his position as Chief Executive Officer as may reasonably be required by RISCORP, including carrying out all of the policies and directives of RISCORP.

          (c) The Employee shall faithfully serve RISCORP in the capacities as aforesaid, and shall at all times devote his full business time, efforts, skills, attention and energies to performance of the duties hereunder. The Employee shall not become engaged or involved in any activities or matters which may adversely affect or reflect discredit on RISCORP or its respective business, or conflict with his services to RISCORP. Nothing contained herein shall be construed to limit or restrict the passive investment or passive business activities of the Employee that do not interfere with his obligations hereunder.

          (d)  The Employee shall not be required to relocate from Florida.

     6. RELATIONSHIP AND STANDARDS. It is understood and agreed that the Employee will comply with the standards applicable to Chief Executive Officers similarly situated, and will also comply with the integrity code and other policies and standards applicable to similarly situated employees of RISCORP.

     7.   TERMINATION.

          (a) Either the Employee or RISCORP may at any time terminate the Employee's employment under this Agreement, subject to the terms hereof.

          (b)(1) If the Employee's employment is terminated by RISCORP for other than Cause, as hereinafter defined, or the Employee voluntarily terminates his employment for Good Reason, as hereinafter defined, then RISCORP shall pay to the Employee all unpaid amounts under Section 3(a) hereof for the remainder of the Term of this Agreement, as if the Employee had not been terminated.

          (b)(2) If the Employee's employment is terminated by reason of his death after December 31, 1997, there shall be paid to the personal representatives of the Employee's estate, within thirty (30) days following the date of his death, any unpaid accrued base salary under paragraph 3(a), plus an amount equal to the base salary the Employee would have been entitled to receive under paragraph 3(a) during the twelve (12) months following his date of death had he lived and remained in the employ of RISCORP hereunder, or during the remainder of the Term, if less.

          (b)(3) If the Employee's employment is terminated by reason of his disability, he shall retain all disability benefits to which he may be entitled hereunder. "Disability" shall have the meaning contained in RISCORP's disability policy covering executive officers.

          (b)(4) Notwithstanding anything in subsection (b)(1) to the contrary, if a Change of Control occurs during the Term of this Agreement, then the following shall apply:

              (i) If a Change of Control occurs on or before May 31, 1998, the Employee shall be entitled to receive an amount equal to the difference. between (A) $1,050,000 and (B) the amounts received by the Employee as base salary pursuant to Section 4(a) through the date of the Change of Control. Such amount shall be paid in a lump sum within five (5) days following the Change of Control.

              (ii) If a Change of Control occurs on or after June 1, 1998, the Employee shall be entitled to receive an amount equal to the difference between (A) $600,000 and (B) the amounts received by the Employee as base salary pursuant to Section 3(a) after June 1, 1998 through the date of the Change of Control. Such amount shall be paid in a lump sum within five (5) days following the Change of Control.

          (b)(5) In the event of any termination of the Employee's employment to which any provision of the foregoing paragraph 7(b) applied, then in addition to any other amounts to which the Employee may be entitled hereunder, he shall be entitled to all accrued compensation and benefits to the termination date, and if subparagraph (b)(1) is applicable, RISCORP shall bear the cost of the Employee's continued COBRA coverage for the maximum period during which the Employee is entitled to maintain such coverage.

          (c) Except to the extent the Change of Control provisions set forth above would apply, in the event the Employee voluntarily terminates his employment for other than Good Reason, , or dies on or before December 31, 1997, or if RISCORP terminates the Employee's employment for Cause, then RISCORP shall pay to the Employee, within thirty (30) days of the date of such termination, a lump sum payment equal to the portion of his current base salary accrued through the date his employment terminates.

          (d) It is agreed that upon, during, and after termination of Employee's employment under this Agreement, neither RISCORP nor the Employee will disparage each other, nor will any public announcements, public statements or press releases be issued concerning the departure of the Employee unless such statement is issued jointly and by mutual agreement.

          (e) For purposes of this Agreement, the term "Cause" means any of the following:

               (i) the Employee's habitual neglect of or refusal to perform his duties (except for disability) or the material breach of any other provision of this Agreement by the Employee;

               (ii) any act of fraud, misappropriation, dishonesty or embezzlement by the Employee; or

               (iii)  conviction of the Employee for a felony.

          (f) For purposes of this Agreement, the term "Change of Control" means any of the following events: (i) a dissolution, liquidation, merger, consolidation, share exchange, or other reorganization of RISCORP, Inc. (ii) sale or transfer (other than as security for corporate obligations) of at least a majority of the assets or any substantial portion of the business of RISCORP, Inc. in one or more related transactions; (iii) any sale, transfer or ownership shift of RISCORP, Inc. stock involving more than 50% of the issued and outstanding stock (initially determined as of September 30, 1996, and irrespective of whether such percentage change is based on voting or economic interests and irrespective of whether the ownership shift occurs as the result of the issuance of new securities by RISCORP, Inc. or its subsidiaries; provided that sales of the public float stock in the ordinary course shall be disregarded for this purpose) in a single transaction or in a series of related transactions (for this purpose any stock options, {excluding employee stock options granted to existing employees of RISCORP, Inc.}, warrants, debentures or other securities or agreements which are convertible into stock of RISCORP, Inc. or its subsidiaries, and which are issued by RISCORP, Inc., its subsidiaries or its shareholders, shall be deemed exercised on the date of its issuance to the fullest extent possible and for the maximum number of shares permitted thereunder); (iv) any transaction of the kind described in subsection
(f)(iii) involving stock (or the stock equivalents described therein) of RISCORP Management Services, Inc., or any insurance company or operating subsidiary of RISCORP, Inc.); or (v) individuals who constitute the Board of Directors of RISCORP, Inc. on the Effective Date "(Incumbent Board") have ceased for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director subsequent to the Effective Date whose election or nomination for election by RISCORP Inc.'s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of RISCORP in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board. For purposes of this subparagraph (f), the reference to "50% of the issued and outstanding stock" shall be deemed to be revised to "34% of the issued and outstanding stock" if at the time of the relevant sale, transfer or shift, William D. Griffin shall beneficially own, with power to vote, less than 50% of the outstanding voting securities of RISCORP, Inc.

          (g) For purposes of this Agreement, the term "Good Reason" means a material reduction in the scope of the Employee's authority hereunder without the Employees' prior written consent, or the repeated and continuing refusal of the Board of Directors of RISCORP, Inc. to support or implement the reasonable recommendations of the Employee or a material breach of this Agreement by RISCORP, or the failure of the Employee to be elected as a director of RISCORP, Inc. at any time.

          (h) Notwithstanding any provision to the contrary in this Section 7, if the Employee's employment is terminated under Section 7(b)(1) or 7(b)(4) of this Agreement, and the Employee enters into "Competition with the Company," as defined in Section 8 hereof, at any time within the twenty-four (24) months following such termination, then: (i) RISCORP shall have no further obligation to make installment payments to the Employee if so elected, and (ii) the Employee shall be obligated to repay all amounts received under Section 7(b)(1) or 7(b)(4) to RISCORP.

          (i) Amounts payable under Section 7(b)(1) or 7(b)(4) of this Agreement shall be deemed to be payments for the non-competition covenant contained in Section 8(h) of the Agreement and shall not be deemed "parachute payments" within the meaning of Section 28OG of the Code.

     8.   CONFIDENTIALITY AND NON-COMPETITION.

     In consideration of the Employee's employment with RISCORP, Employee agrees to the following:

          (a) The Employee will not use or disclose to others at any time, either during or after employment with RISCORP, any Trade Secrets or other Confidential Information, as hereinafter defined, about RISCORP's business or any of RISCORP's proprietary rights, except as required in the ordinary course of performing employment duties of RISCORP.

               (i)     As used in this Agreement, Trade Secrets include, but are not limited to,
                      (A)      Trademarks;
                      (B)      Trade names;
                      (C)      Copyrights;
                      (D)      Information services system products, whether they are particular to RISCORP or derivative to licensed products acquired or used by RISCORP;
                      (E)      Employee lists;
                      (F)      Product and project information;
                      (G)      Policyholder, customer and account lists;
                      (H)      Agents lists and agreements;
                      (I)      Societies and associations lists;
                      (J)      Vendor and provider lists or agreements;
                      (K)      Physician and medical personnel lists, medical facilities lists, medical facilities lists;
                               ambulatory care center lists, clinics or laboratory lists; and
                      (L)    Business and marketing plans or reports.

     Confidential Information shall not include any information that is or has become publicly available other than through the wrongful action of the Employee. Moreover, items such as trademarks, trade names and the like which are by their nature disclosed to the public shall not be subject to any non-disclosure obligation hereunder, although Employee shall acquire no right to use any such property in violation of the rights of RISCORP.

           (b) Upon termination of his employment, the Employee will deliver to RISCORP all copies of all documents or papers (including diskettes or other medium for electronic storage of information) relating to RISCORP's business or such Trade Secrets or Confidential Information that are in the Employee's possession or under the Employee's control, without making copies or summaries of any such material.

          (c) Any inventions, proprietary information, or discoveries, whether or not patentable or copyrightable, resulting from any work the Employee does (alone or with others) as an employee of RISCORP shall be promptly disclosed to RISCORP and shall be and remain RISCORP's exclusive property. The Employee hereby assigns to RISCORP any rights the Employee may have or acquire in such property and shall sign and deliver at any time any instruments confirming the exclusive ownership by RISCORP. All inventions, proprietary information, or discoveries that belonged to the Employee before being employed by RISCORP and which the Employee wants to exempt from this Agreement, if any, are listed in an attached schedule.

          (d) During the Term of this Agreement, the Employee shall not engage in "Competition with the Company", as defined herein. For purposes of this Agreement, "Competition with the Company" means the direct or indirect, on the Employee's own behalf or in the service or on behalf of others as principal, partner, officer, director, managerial employee or shareholder (other than as owner of less than five percent (5%) of the outstanding voting securities of any entity whose voting securities are traded or quoted on a national securities market) entering into or engaging in any aspect or form of business, within the State of Florida or in any other state in which RISCORP maintains an office and is then doing business, relating to workers' compensation insurance (either public or private), government fund insurance, or any form of self-insurance (either public or private).

          (e) If the Employee is unsure whether certain information is Confidential Information under the terms of this Agreement, the Employee will request clarification in writing from the Vice President of Human Resources.

          (f) The Employee acknowledges that upon termination of the Employee's employment with RISCORP, the Employee shall inform any subsequent employers of the existence of all the terms and conditions included in Section 8 of this Agreement that have not expired.

          (g) For a period of twenty-four (24) months following the termination of Employee's employment, the Employee shall not, directly or indirectly, on the Employee's own behalf or in the service or on behalf of others as principal, partner, officer, director, managerial employee or shareholder (other than as owner of less than five percent (5%) of the outstanding voting securities of any entity whose voting securities are traded or quoted on a national securities market) solicit whether for present or future monetary gain, any "Customer" of RISCORP, as defined herein. For purposes of this Agreement, "Customer" means any person, entity or groups of persons or entities that in any way broker, purchase or consume any service or product of RISCORP as of the date of the termination of the Employee's employment and within a period of one (1) year prior to said date of termination.

          (h) Upon termination of the Employee's employment, and for a period of twenty-four (24) continuous months thereafter, the Employee shall not engage in Competition with the Company.

          (i) The Employee recognizes that RISCORP has made substantial investments of time and money to recruit, hire and train its other employees. Therefore, the Employee shall not, either during the Term of this Agreement and for a period of twelve (12) continuous months after the date of termination of the Employee's employment hereunder, recruit or hire any other employee of RISCORP, or encourage any other employee to terminate his employment with RISCORP.

     (j) The Employee acknowledges and agrees that if his business activity or association with any partnership or corporation is enjoined in accordance with the time and geographic limitations described above, that it will not affect the public health, safety or welfare of the community covered by the restrictive covenant. This covenant on the part of the Employee shall be construed as an agreement.

     (k) It is agreed by the parties hereto that if any portion of the above covenant not-to-compete is held to be unreasonable, arbitrary, against public policy, or for any other reason unenforceable, the covenant herein shall be considered diminishable both as to time and geographic area; and each month for the specified period shall be deemed a separate period of time, and the covenant not-to-compete shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that in the event any court determines the specified time period or the specified geographic area to be unreasonable, arbitrary or against public policy, a lesser period or geographic area which is determined to be reasonable, nonarbitrary and not against public policy shall be enforced against the Employee.

     (l)      The Employee acknowledges that a violation of the terms of this
Section 8, including without limitation, a violation of any of Subsections 8(a) through 8(i) above, shall cause irreparable injury to RISCORP, and the remedy at law will be inadequate. Accordingly, the Employee hereby consents to RISCORP's entering of an injunction to enforce this covenant, in addition to any other rights and remedies RISCORP may have, at law or in equity. Further, the Employee hereby waives the necessity of the posting of a bond in the event RISCORP seeks a temporary injunction.

     (m) It is further agreed that all of the above-described covenants contained in this Section 8 and all provisions relating thereto shall survive the termination of this Agreement.

     9. INDEMNIFICATION. RISCORP hereby agrees to indemnify the Employee and hold him, his heirs, assigns and personal representatives, harmless from and against any liability, claim., damage, cost, expense or obligation whatsoever, including attorneys' fees and other defense costs, caused by, arising out of or related to any event, act, omission or circumstance that occurred on or prior to the Effective Date (including, without limitation, the employment of the Executive and the entering into of this Agreement by RISCORP) because he is or was a director, officer, employee or agent of RISCORP.

     10. ARBITRATION. The Employee and RISCORP agree that any dispute or disagreement arising under this Agreement, any dispute or disagreement , regarding the interpretation or application of the language contained in this Agreement, or any dispute or disagreement concerning the employment relationship between the Employee and RISCORP or the termination thereof, will be subject to final and binding arbitration conducted under the Employment Rules and Procedures of the American Arbitration Association. Whichever party desires to invoke this paragraph must do so by providing written notice by U.S. Mail certified, return receipt requested, to the other party at the last known residential address of the Employee, or at the principal at business address of RISCORP respectively within thirty 30 days of the occurrence of the incident about which there is a dispute or disagreement, or within thirty (30) days of the termination of employment, whichever is applicable. The parties agree to request a panel of five (5) arbitrators, and to engage in respective strikes until one (1) arbitrator remains. The expenses of the arbitration, including the arbitrator's fee,will be shared equally between the Employee and RISCORP provided that each party shall be responsible for the fees and expenses of its own counsel, except as the arbitrator, in his or her sole discretion, may otherwise determine.

     11. WAIVER OF BREACH. It is agreed that failure on the part of one party to this Agreement to seek to enforce the Agreement as to a specific breach will not constitute a waiver by that party of its or his right to enforce the Agreement as to similar or other breaches of the Agreement thereafter.

     12. AMENDMENTS; FURTHER ACTIONS. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto. RISCORP shall take whatever additional actions that may be necessary or appropriate to carry out its obligations under this Agreement to permit the Employee to enforce his rights and benefits hereunder, including any actions required under applicable law, obtaining resolutions of its Board of Directors or shareholders authorizing this Agreement, or, where it may be required by any agreements or any other commitments to which RISCORP or its subsidiaries may be a party, gaining any required consent from the other parties thereto.

     13. ASSIGNMENT; SURVIVAL OF RIGHTS. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by the Employee; provided, however, that this Agreement and all rights and benefits of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, estate, executors, administrators, heirs and beneficiaries. , All amounts payable to the Employee under this Agreement if the Employee had lived shall be paid, in the event of the Employee's death, to such beneficiary(ies) as the Employee specifies in writing from time to time, or if none, to the Employee's successor trustee under his revocable living trust agreement, or if such trust is not then existing, then to the personal representative of his estate.

     If RISCORP sells, assigns or transfers a majority of its business and assets to any person, or if RISCORP merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, or if a Change of Control occurs, then RISCORP shall assign all of its right, title and interest in this Agreement as of the date of such event to the acquiring or successor business entity, and such entity shall agree to assume and perform all of the terms, conditions and provisions imposed by this Agreement upon RISCORP as part of the transaction resulting in the transfer. In case of such assignment by RISCORP and of assumption and agreement by such entity, all further rights as well as all other obligations of RISCORP under this Agreement thenceforth shall cease and terminate and thereafter the expression "RISCORP" wherever used herein shall be deemed to mean such entity; provided, however, that RISCORP shall remain jointly and severally liable to the Employee for the performance of all of the obligations, and the payment of all of the liabilities of RISCORP hereunder. RISCORP will take whatever actions are necessary to assure that such acquiring or successor entity expressly assumes the obligations of RISCORP to Employee under this Agreement and will cause such successor entity to evidence the assumption of such obligations in an agreement satisfactory to the Employee.

     14. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     15. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the employment of the Employee by RISCORP.
There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the employment of the Employee by RISCORP.

     16. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by facsimile with confirmed receipt to the fax number listed below, or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:



   If to the Employee to:
   Frederick M. Dawson
   12900 Lakeview Point Court
   Windermere, FL 34786
   Fax No:

   If to RISCORP to:

   RISCORP MANAGEMENT SERVICES, INC.
   1390 Main Street
   Sarasota, Florida 34230
   Attention: President
   Fax No: (941)941-1495



or to such other address as the Employee or RISCORP shall designate in writing in accordance with this Section 15, except that notices regarding changes in address shall be effective only upon receipt.

     17. HEADINGS. Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     18. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida without reference to the principles of conflict of laws. The parties hereto consent to the jurisdiction of the federal and state courts of the State of Florida in connection with any claim or controversy arising out of or connected with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                        RISCORP MANAGEMENT SERVICES, INC.


                                        By:/s/ James A. Malone
                                           ----------------------------------

                                        Title: President
                                             --------------------------------

                                        RISCORP, Inc.

                                        By:/s/ James A. Malone
                                           ----------------------------------

                                        Title: President
                                             --------------------------------

                                             /s/ Frederick M. Dawson
                                             ----------------------------------
                                                         Employee

                                                    Frederick M. Dawson
                                             ----------------------------------
                                                        (Print Name)

                                RISCORP, INC.
                    DAWSON STOCK OPTION AGREEMENT AND PLAN



        DAWSON STOCK OPTION AGREEMENT AND PLAN (the "Agreement"), dated as of May 19, 1997 (the "Date of Grant"), between Riscorp, Inc., a Florida corporation (the "Company") and Frederick M. Dawson (the "Employee"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Employment Agreement (the "Employment Agreement"), dated as of May 19, 1997, by and between Frederick M. Dawson, Riscorp Management Services, Inc., and Riscorp, Inc.

        THE PARTIES AGREE AS FOLLOWS:

        1. Award of Options. The Company hereby awards to Employee options (the "Options") to purchase 2,553,326 shares of Riscorp, Inc. Class A Common Stock (the "Stock"), subject to the terms and conditions set forth in this Agreement. The Options granted hereunder are nonqualified stock options. The Company hereby represents that all corporate action, including approval by the Company's stockholders, has been taken to authorize the grant of the Options and issuance of Stock in connection with the exercise of the Options.

        2. Exercise Prices. The Options shall consist of four tranches having the per share exercise prices set forth below:


                                  Number of Shares    Exercise Price
                                  ----------------    --------------
             Tranche A            1,447,615           $2.75

             Tranche B              542,855           $5.00

             Tranche C              361,904           $7.00

             Tranche D              180,952          $10.00
                                  ---------
                Total             2,533,326


        3. Vesting Schedule. The Options designated as Tranches B, C and D shall be immediately vested and exercisable from and after the Date of Grant. Of the 1,447,615 shares purchased from and after the first anniversary of the Date of Grant and the remaining 723,807 shares of Stock may be purchased from and after the second anniversary of the Date of Grant and the remaining 723,808 shares of Stock may be purchased from and after the second anniversary of the Date of Grant. Notwithstanding the foregoing, all of the Options covered by this Agreement shall be immediately vested and exercisable in the event of a Change of Control or the Employee's Termination of Employment (as defined below) for any reason other than the Employee's voluntary resignation without Good Reason or involuntary termination for Cause,.

        4. Expiration of Options. The Options shall expire at the earlier of ten years after the Date of Grant or three years after the Employee's Termination of Employment (or one year in the event of the Employee's Termination of Employment due to death), subject to immediate expiration upon the Employee's voluntary resignation without Good Reason or involuntary termination for Cause. In the event of the Employee's Termination of Employment due to disability, he or his personal representatives shall be entitled to exercise the Options during the three-year period following such Termination of Employment. In the event of the Employee's Termination of Employment due to death, his designated beneficiary (or in the absence of a designated beneficiary, his estate) shall be entitled to exercise the Options during the one-year period following such Termination of Employment.

        5. Payment of Exercise Price. Any exercise of the Options shall be pursuant to (a) written notice to the Company accompanied by payment in full of the exercise price or (b) any other method of exercise from time to time permitted to be used in the administration of the Company's stock option plans. The exercise price may be paid (i) in cash, (ii) by delivery to the Company of Stock valued at the Fair Market Value (as defined below) on the date of exercise (excluding shares acquired from the Company less than six months prior to such date pursuant to option exercises), or (iii) by a combination of cash and such Stock. Upon receipt of written notice of exercise and payment, the Company shall deliver to the Employee a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Stock after exercise of the Options that the Employee pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Stock upon exercise.

        6. Limited Right. The Employee shall be entitled to elect during the 60-day period immediately following a Change of Control, in lieu of acquiring the shares of Stock covered by the Options, to receive, and the Company shall be obligated to pay, in cash, in respect of each share of Stock subject to an Option the excess of the Change of Control Price (as defined below) over the per share exercise price of such Options.

        7. Nontransferability of Options. The Options shall not be assignable or transferable by the Employee except by will or by the laws of descent and distribution. During the life of the Employee, the Options shall be exercisable by the Employee only or, in the event of his disability, the Employee's personal representative.

        8. No Rights as Stockholders. The Employee shall have no rights as a stockholder with respect to any shares issuable upon exercise of the Options until the date a stock certificate is issued to the Employee for such shares. Except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends, distributions or rights for which the record date is prior to the date of exercise, except as provided in Section 9.

        9. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") to be appropriate under the Agreement, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with the Options hereby granted, and (ii) the exercise price relating to the Options and/or make provision for payment of cash or other property in respect of the Options.

        10. Withholding Tax. The Employee may be subject to withholding taxes as a result of the exercise or settlement of an Option or other payment in respect of an Option. The Employee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that result from each such exercise, settlement or payment. The Employee may be elect to have shares of Stock withheld by the Company or to tender shares of Stock to the Company to pay the amount of tax required so to be withheld by the Company upon exercise of an Option. Any shares of Stock so withheld or tendered will be valued as of the date they are withheld or tendered. Unless otherwise permitted by the Company, the value of shares of Stock withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

        11. Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

        12. Notices. All notices hereunder shall be sufficiently made if personally delivered in writing or sent by regular mail addressed (a) to the Employees at the Employee's address as set forth in the books and records of the Company, or (b) to the Company at the principal office of the Company clearly marked "Attention: President of the Company."

        13. Successors. This Agreement shall be binding upon the Company and its successors and assigns.

        14. Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to conflict of law principles.

        15. Registration Rights. The Employee shall be entitled to the registration rights set forth in Exhibit B to the Employment Agreement.

        16.  Definitions.

             (a) "Change of Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change of Control.

             (b)  "Fair Market Value" means:

                  (1) the closing price per share at the close of the trading day immediately preceding the date for which the value of Stock is being determined if Stock is actively traded on any national securities exchange or NASDAQ system that reports their closing prices ("publicly traded");

                  (2) the arithmetic mean of the final bid and asked prices for the shares of Stock as reported for the trading day immediately preceding the date for which the value of Stock is being determined if Stock is otherwise traded over the counter; or

                        (3) if Stock is not publicly traded, the fair market value as determined in good faith by the Compensation Committee. For purposes of this Section 16(b)(3), Fair Market Value shall be determined on a fully distributed basis without regard to, among other things, illiquidity, the effect of the Options, shareholder distributions, initial public offering market discounts, or change of control premiums, while taking into account all relevant facts and circumstances including, but not limited to, the future business plans of the Company.

                (c) "Termination of Employment" shall not be deemed to have occurred so long as the Employee is employed by (i) the Company, (ii) any entity that directly or through one or more intermediaries is controlled by the Company, (iii) any entity in which the Company has a significant equity interest, as determined by the Compensation Committee, or (iv) any entity in which William D. Griffin owns, directly or indirectly (after application of the attribution rules of Section 318 of the Internal Revenue Code of 1986, as amended), more than 50% of the total outstanding equity interests, determined on a voting or value basis.



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                                RISCORP, INC.



                                                By:/s/ James A. Malone
                                                   --------------------------
                                                   James A. Malone
                                                   President

        Employee hereby accepts and agrees to be bound by all the terms and conditions of this Agreement.


                                                 /s/ Frederick M. Dawson
                                                -----------------------------
                                                FREDERICK M. DAWSON

            EXHIBIT B TO EMPLOYMENT AGREEMENT BETWEEN RISCORP AND
                  FREDERICK M. DAWSON EFFECTIVE MAY 19, 1997

        This Exhibit B to the aforesaid Employment Agreement (the "Employment Agreement") sets forth the agreement between the Employee and RISCORP concerning the rights of the Employee to require RISCORP to register under the Securities Act of 1933 (the "Act") the shares of Class A stock of RISCORP (the "Option Shares") that the Employee may acquire upon exercise of the options granted to the Employee in accordance with the Employment Agreement and Exhibit A thereto (the "Options"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

1. Securities Subject to the Employee's resignation rights. "Registrable Securities" shall mean the shares of Class A Stock that may be acquired by the Employee upon exercise of the Options until such time as (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) such Registrable Securities are transferred pursuant to Rule 144 (or any similar provision then in force) under the Act, whichever is earlier. Notwithstanding any other provision hereof, however, RISCORP shall not be required to comply with any demand or request for registration pursuant hereto if, at the time thereof, RISCORP shall be qualified to register the Registrable Securities on Form S-8 under the Act, and shall have filed, caused to become effective and kept current, and made available to the Employee such number of prospectuses contained therein as the Employee may request, a registration statement on said Form S-8, which registration statement shall relate solely to the "plan" to issue options to the Employee which is embodied in the Employment Agreement and Exhibit A thereto.

2.      Demand Registrations.

        (a) Request for Registration. At any time after the Effective Date of the Employment Agreement, The Employee may make a written request for registration under the Act of any or all of the total number of Registrable Securities then outstanding (a "Demand Registration"); provided that RISCORP need effect only two (2) Demand Registrations pursuant to this Section 2(a). Each such request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold (which shall be not less than 250,000 shares) and will also specify the intended method of disposition thereof.

        (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective. In each registration initiated as a Demand Registration, RISCORP will pay or cause to be paid all Registration Expenses (as defined in Section 6 below) in connection therewith, whether or not the registration statement becomes effective.

        (c) Underwriting. If The Employee so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering through the underwriter(s) he designates; provided, however, that such underwriter must be reasonably satisfactory to RISCORP. If the underwriter does not limit the number of Registrable Securities to be underwritten in a Demand Registration, RISCORP may include securities for its own account or the account of others in such registration if the underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        (d) Delay of Demand Registration. Notwithstanding any other provision of this Agreement, if the underwriters for RISCORP determine that an offering by RISCORP then being conducted or in registration would be adversely affected by a Demand Registration, RISCORP may delay such a Demand Registration for a period of up to sixty (60) DAYS.

3.  Piggy-back Registration.

        (a) If RISCORP proposes to file a registration statement (other than a Demand Registration) under the Act with respect to an offering by RISCORP for its own account or for the account of others (other than a registration statement on Form S-8 or filed in connection with an exchange offer or an offering of securities solely to RISCORP's existing stockholders) of any class of security of RISCORP, then RISCORP shall in each case give written notice of such proposed filing to the Employee at least ten (10) days before the anticipated filing date, and such notice shall offer the Employee the opportunity to register such Registrable Securities as the Employee may request (a "Piggy-back Registration"). On request of the Employee received by RISCORP within ten (10) days after the receipt by the Employee of RISCORP's notice of intention to file the proposed registration statement, RISCORP shall include in such registration and qualification for sale under the blue sky or securities laws of the various states, and in any underwriting in connection therewith, the number of shares of Registrable Securities held and requested to be registered by the Employee, which may be all or part of the Employee's Registrable Securities.

        (b) RISCORP shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Employee to include such Registrable Securities in such offering on the same terms and conditions as any similar securities of RISCORP included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the Employee that the number of shares which the Employee or RISCORP intends to include in such offering is so large as to materially and adversely affect the success of such offering (including the price at which such securities can be sold), then the amount of securities to be offered for the account of the Employee shall be reduced to the extent necessary to reduce the number of shares to be included in such offering to the number recommended by such managing underwriter or underwriters.

4.      Holdback Agreements

        (a) Restrictions on Public Sale by The Employee. To the extent not inconsistent with applicable law, the Employee agrees not to effect any public sale or distribution of Common Stock during the fourteen (14) days prior to, and during the 120-day period beginning on, the date of his election to include Registrable Securities, in a registration statement filed by RISCORP, but only if and to extent requested in writing (with reasonable prior notice) by the managing underwriter or underwrites in the case of an underwritten public offering by RISCORP of securities similar to the Registrable Securities or by RISCORP in the case of such an offering that is not underwritten.

        (b) Restrictions on Public Sale by RISCORP. RISCORP agrees not to effect any public sale or distribution of Common Stock during the 30-day period beginning on, the effective date of any registration statement which includes Registrable Securities (except as part of such registration).

5.      Registration Procedures

        Whenever any Registrable Securities are to be registered pursuant to
Section 2 or 3 of this Agreement, whether in connection with any Demand Registration or any Piggy-back Registration, RISCORP will promptly:

        (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement which includes the Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, RISCORP will furnish to the Employee and to the underwriters, if any, draft copies of all such documents proposed to be filed as promptly as practicable prior thereto, which documents will be subject to the reasonable review of the Employee and such underwriters, and RISCORP will not, unless required by law, file any registration statement or amendment thereto to any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Employee shall reasonably object. RISCORP will notify the Employee of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

        (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement; and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition thereof set forth in such registration statement or supplement to the prospectus;

        (c) furnish to the Employee and the underwriter or underwriters, if any, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Employee or such underwriter may request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that RISCORP consents to the use of the prospectus and any amendment or supplement thereto by the Employee and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

        (d) notify the Employee at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Act, when RISCORP becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (e) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act no later than 60 days after the end of the 12-month period beginning with the first day of RISCORP'S first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if RISCORP timely files complete and accurate information on forms 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Act as soon as possible;

        (f) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

        (g) if requested by the managing underwriter or underwriters or the Employee, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters requests, or the Employee reasonably requests, to be included therein, including, without limitation, with respect to the principal amount of Registrable Securities being sold by the Employee to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

        (h) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to the Employee;

        (i) on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Employee, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the Employee or any such underwriter requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that RISCORP will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

        (j) cooperate with the Employee and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Employee may request;

        (k) use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States including the blue sky or securities administrators of such jurisdictions as may be requested by the Employee, as may be necessary to enable the Employee or the underwriter or underwriters, if any, to consummate the disposition of such securities;

        (l) if applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Employee or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

        (m) make available for inspection by the Employee, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Employee or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of RISCORP (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause RISCORP's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided that RISCORP shall not be required to provide any information under this paragraph if to do so would cause RISCORP to forfeit an attorney-client privilege that was applicable to such information; and provided further, that Records which RISCORP determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to an subpoena or other order from a court of competent jurisdiction; provided that prior to furnishing any such information, RISCORP shall be entitled to require the Employee to enter into a confidentiality agreement in customary form and subject to customary exceptions and provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for RISCORP and counsel for the Employee; and the Employee agrees that he will, upon learning that disclosure of such Records is sought in a court of competent jurisdictions give notice to RISCORP and allow RISCORP at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential; and

                (n) use reasonable efforts to obtain a cold comfort letter from RISCORP's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Employee or the underwriters, if any, shall reasonably request.

        Upon receipt of any notice from RISCORP of the happening of any event of the kind descried in subsection (d) of this Section 5, the Employee will forthwith discontinue disposition of the Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 5 or until it is advised in writing (the "Advice") by RISCORP that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filing which are incorporated by reference in the prospectus and, if so directed by RISCORP, the Employee will, or will request the managing underwriter or underwriters, if any, to deliver to RISCORP (at RISCORP's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event RISCORP shall give any such notice, the time periods mentioned in subsection (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Employee shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this
Section 5 or the Advice.

6. Registration Expenses. All expenses incident to RISCORP's performance of or compliance with this Agreement including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including without limitation all salaries and expenses of RISCORP's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by RISCORP are then listed and reasonable fees and disbursement of counsel for RISCORP and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) securities act liability insurance (if RISCORP elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by RISCORP in connection with such registration, incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or fees and expenses of counsel for the Employee, which shall be paid by the Employee) will be borne by RISCORP. All such expenses required to be borne by RISCORP are herein called "Registration Expenses."

7.      Indemnification; Contribution

        (a) Indemnification by RISCORP, RISCORP agrees to indemnify and hold harmless the Employee, its officers, directors and each person who controls such holder (within the meaning of the Act, and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to the Employee furnished in writing to RISCORP by or on behalf of the Employee expressly for use therein, provided that, in the event that the prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented shall have been furnished to the Employee prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the prospectus shall not inure to the benefit of the Employee if the person asserting such loss, claim, damage or liability did not, at or prior to the confirmation of the sale of the Registrable Securities to such person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented. In connection with an underwritten offering, RISCORP will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Employee except with respect to information provided by the underwriter specifically for inclusion therein.

        (b) Indemnification by The Employee. In connection with any registration statement in which the Employee participates, the Employee will furnish to RISCORP in writing such information with respect to the Employee as RISCORP reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, RISCORP, its directors and officers and each person who controls RISCROP (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained in or such omission relates to any information with respect to the Employee so furnished in writing by such holder specifically for inclusion in any prospectus or registration statement. In no event shall the liability of the Employee hereunder be greater in amount than the dollar amount of the proceeds received by the Employee upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                (d)  Contribution.

                     (i) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a


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
material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access of information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities and underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Employee shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Employee were offered to the public exceeds the amount of any damages which the Employee has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (iii) If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7(a) and (b) without regard to the relative fault of and said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

8. Transfer or Assignment of Registration Rights. The rights to cause RISCORP to register Registrable Securities granted pursuant to this Agreement may be transferred or assigned by the Employee to a transferee or assignee of the Registrable Securities; provided, however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, under this Agreement.

9. Remedies. In addition to being entitled to exercise all rights granted by law, including recovery of damages, the Employee will be entitled to specific performance of its rights under this Agreement. RISCORP agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

10. Governing Law. This Agreement shall be governed by, and construed under, the laws of Florida.

11. Entire Agreement. This Agreement, together with the Employment Agreement (including the Exhibits thereto) constitutes the entire agreement of the parties concerning its subject matter and supersedes any prior or contemporaneous agreements among them concerning its subject matter.

12. Modification. This Agreement may be modified or amended only in a writing executed by all of the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        RISCORP, INC.


                                        By: /s/ James A. Malone
                                            ------------------------------
                                                James A. Malone
                                                President



                                            /s/ Frederick M. Dawson
                                            ------------------------------
                                                Frederick M. Dawson



                                      10